Exhibit 99.1
ZENDESK ANNOUNCES FIRST QUARTER 2017 RESULTS

Highlights

•	First quarter revenue increased 36% year-over-year to $93.0 million

•	First quarter GAAP operating loss of $27.2 million and non-GAAP operating loss of $5.2 million

•	Surpassed 100,000 paid customer accounts

•	Completed acquisition of Outbound

SAN FRANCISCO – May 4, 2017 – Zendesk, Inc. (NYSE: ZEN) today reported financial results for the fiscal quarter ended March 31, 2017, and released a Shareholder Letter on its Investor Relations website at https://investor.zendesk.com. The company also announced its acquisition of Outbound to advance its vision of enabling smarter customer messaging and proactive engagement.

Results for the First Quarter 2017

Revenue was $93.0 million for the quarter ended March 31, 2017, an increase of 36% over the prior year period. GAAP net loss for the quarter ended March 31, 2017 was $27.0 million, and GAAP net loss per share was $0.28. Non-GAAP net loss was $5.1 million, and non-GAAP net loss per share was $0.05. Non-GAAP net loss excludes approximately $21.0 million in share-based compensation and related expenses (including $1.4 million of employer tax related to employee stock transactions and $0.4 million of amortized share-based compensation capitalized in internal-use software) and $0.9 million of amortization of purchased intangibles. GAAP and non-GAAP net loss per share for the quarter ended March 31, 2017 were based on 97.5 million weighted average shares outstanding.

Acquisition of Outbound

Zendesk today also announced the completion of its acquisition of Outbound, based in San Francisco, and welcomed the team into the Zendesk family. Outbound enables customer experience and marketing teams to deliver intelligent, behavior-based messages across email, mobile, and web channels. Outbound helps expand the product scope and market opportunity of Zendesk’s Connect product, currently in an early access program.

The acquisition comes as Zendesk has also reached a new customer milestone—surpassing 100,000 paid customer accounts.

“We’re honored that so many organizations of all sizes trust us with their customer relationships at a time when those relationships have never been more important,” said Mikkel Svane, Zendesk CEO, chairman and founder. “With the Outbound team now joining Zendesk, we will be able to more rapidly build out our product family and accelerate our promise to deliver a single, seamless customer experience.”

Outlook

As of May 4, 2017, Zendesk provided guidance for the quarter ending June 30, 2017 and updated its guidance for the year ending December 31, 2017.

For the quarter ending June 30, 2017, Zendesk expects to report:

•	Revenue in the range of $98.0 - 100.0 million.

•
An estimate for GAAP operating loss for the quarter ending June 30, 2017 is not yet determinable as such estimate would include an estimate for amortization of purchased intangibles, a portion of which is subject to the completion and application of purchase accounting for the acquisition of Outbound.

•
Non-GAAP operating loss of $5.0 - 7.0 million, which excludes share-based compensation and related expenses of approximately $22.1 million and $0.8 million in acquisition-related expenses. Non-GAAP operating loss also excludes amortization of purchased intangibles, a portion of which is impacted by the acquisition of Outbound.

•	Approximately 99.5 million weighted average shares outstanding.

For the full year 2017, Zendesk expects to report:

•	Revenue in the range of $417.0 - 425.0 million.

•
An estimate for GAAP operating loss for the full year 2017 is not yet determinable as such estimate would include an estimate for amortization of purchased intangibles, a portion of which is subject to the completion and application of purchase accounting for the acquisition of Outbound.

•
Non-GAAP operating loss of $16.0 - 20.0 million, which excludes share-based compensation and related expenses of approximately $90.7 million and $2.2 million in acquisition-related expenses. Non-GAAP operating loss also excludes amortization of purchased intangibles, a portion of which is impacted by the acquisition of Outbound.

•	Approximately 100.0 million weighted average shares outstanding.

Zendesk’s estimates of share-based compensation, amortization of purchased intangibles and acquisition related expenses in future periods assume, among other things, the occurrence of no additional acquisitions, investments or restructurings, and no further revisions to share-based compensation and related expenses.

Shareholder Letter and Conference Call Information

The detailed Shareholder Letter is available at https://investor.zendesk.com and Zendesk will host a conference call to answer questions today, May 4, 2017, at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time. A live webcast of the conference call will be available at https://investor.zendesk.com. The conference call can also be accessed by dialing 877-201-0168, or +1 647-788-4901 (outside the U.S. and Canada). The conference ID is 73226442. A replay of the call via webcast will be available at https://investor.zendesk.com or by dialing 800-585-8367 or +1 416-621-4642 (outside the U.S. and Canada) and entering passcode 73226442. The dial-in replay will be available until the end of day May 6, 2017. The webcast replay will be available for 12 months.

About Zendesk

Zendesk builds software for better customer relationships. It empowers organizations to improve customer engagement and better understand their customers. More than 101,000 paid customer accounts in over 150 countries and territories use Zendesk products. Based in San Francisco, Zendesk has operations in the United States, Europe, Asia, Australia, and South America. Learn more at www.zendesk.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, among other things, statements regarding Zendesk’s future financial performance, its continued investment to grow its business, and progress towards its long-term financial objectives. The words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectation or intent regarding Zendesk’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause Zendesk’s actual results, performance, or achievements to differ materially, including (i) adverse changes in general economic or market conditions; (ii) Zendesk’s ability to adapt its products to changing market dynamics and customer preferences or achieve increased market acceptance of its products; (iii) Zendesk’s expectation that the future growth rate of its revenues will decline, and that, as its costs increase, Zendesk may not be able to generate sufficient revenues to achieve or sustain profitability; (iv) Zendesk’s limited operating history, which makes it difficult to evaluate its prospects and future operating results; (v) Zendesk’s ability to effectively manage its growth and organizational change; (vi) the market in which Zendesk operates is intensely competitive, and Zendesk may not compete effectively; (vii) the development of the market for software as a service business software applications; (viii) Zendesk’s ability to introduce and market new products and to support its products on a shared services platform; (ix) Zendesk’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions; (x) breaches in Zendesk’s security measures or unauthorized access to its customers’ data; (xi) service interruptions or performance problems associated with Zendesk’s technology and infrastructure; (xii) real or perceived errors, failures, or bugs in its products; (xiii) Zendesk’s substantial reliance on its customers renewing their subscriptions and purchasing additional subscriptions; and (xiv) Zendesk’s ability to effectively expand its sales capabilities.

The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in Zendesk’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2016. Further information on potential risks that could affect actual results will be included in the subsequent periodic and current reports and other filings that Zendesk makes with the Securities and Exchange Commission from time to time, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Forward-looking statements represent Zendesk’s management’s beliefs and assumptions only as of the date such statements are made. Zendesk undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$93,007	$68,459
Cost of revenue	28,107	21,516
Gross profit	64,900	46,943
Operating expenses:
Research and development	26,456	21,597
Sales and marketing	47,301	36,172
General and administrative	18,317	15,861
Total operating expenses	92,074	73,630
Operating loss	(27,174)	(26,687)
Other income (expense), net	218	(70)
Loss before provision for income taxes	(26,956)	(26,757)
Provision for income taxes	38	414
Net loss	$(26,994)	$(27,171)
Net loss per share, basic and diluted	$(0.28)	$(0.30)
Weighted-average shares used to compute net loss per share, basic and diluted	97,475	90,519

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$109,258	$93,677
Marketable securities	138,440	131,190
Accounts receivable, net of allowance for doubtful accounts of $2,264 and $1,269 as of March 31, 2017 and December 31, 2016, respectively	39,105	37,343
Prepaid expenses and other current assets	17,982	17,608
Total current assets	304,785	279,818
Marketable securities, noncurrent	68,320	75,168
Property and equipment, net	60,842	62,731
Goodwill and intangible assets, net	52,699	53,296
Other assets	4,382	4,272
Total assets	$491,028	$475,285
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,890	$4,555
Accrued liabilities	18,448	19,106
Accrued compensation and related benefits	21,664	20,281
Deferred revenue	130,129	123,276
Total current liabilities	176,131	167,218
Deferred revenue, noncurrent	1,989	1,257
Other liabilities	7,511	7,382
Total liabilities	185,631	175,857

Stockholders’ equity:
Preferred stock, par value $0.01 per share	—	—
Common stock, par value $0.01 per share	991	971
Additional paid-in capital	655,792	624,026
Accumulated other comprehensive loss	(3,792)	(5,197)
Accumulated deficit	(346,942)	(319,720)
Treasury stock, at cost	(652)	(652)
Total stockholders’ equity	305,397	299,428
Total liabilities and stockholders’ equity	$491,028	$475,285

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities
Net loss	$(26,994)	$(27,171)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,923	6,526
Share-based compensation	19,213	17,695
Other	697	403
Changes in operating assets and liabilities:
Accounts receivable	(2,316)	1,898
Prepaid expenses and other current assets	(513)	862
Other assets and liabilities	(332)	(383)
Accounts payable	1,958	(1,851)
Accrued liabilities	2,524	2,307
Accrued compensation and related benefits	(2,596)	(2,066)
Deferred revenue	7,585	6,369
Net cash provided by operating activities	7,149	4,589
Cash flows from investing activities
Purchases of property and equipment	(4,791)	(3,249)
Internal-use software development costs	(1,852)	(1,351)
Purchases of marketable securities	(40,758)	(20,795)
Proceeds from maturities of marketable securities	31,654	10,051
Proceeds from sale of marketable securities	8,602	7,604
Net cash used in investing activities	(7,145)	(7,740)
Cash flows from financing activities
Proceeds from exercise of employee stock options	11,689	1,915
Proceeds from employee stock purchase plan	3,844	3,144
Taxes paid related to net share settlement of equity awards	(154)	(189)
Net cash provided by financing activities	15,379	4,870
Effect of exchange rate changes on cash and cash equivalents	198	(154)
Net increase in cash and cash equivalents	15,581	1,565
Cash and cash equivalents at beginning of period	93,677	216,226
Cash and cash equivalents at end of period	$109,258	$217,791

Non-GAAP Results
(In thousands, except per share data)
The following table shows Zendesk’s GAAP results reconciled to non-GAAP results included in this release.

	Three Months Ended March 31,
	2017	2016
Reconciliation of gross profit and gross margin
GAAP gross profit	$64,900	$46,943
Plus: Share-based compensation	2,104	1,633
Plus: Employer tax related to employee stock transactions	169	90
Plus: Amortization of purchased intangibles	830	831
Plus: Amortization of share-based compensation capitalized in internal-use software	430	458
Non-GAAP gross profit	$68,433	$49,955
GAAP gross margin	70%	69%
Non-GAAP adjustments	4%	4%
Non-GAAP gross margin	74%	73%

Reconciliation of operating expenses
GAAP research and development	$26,456	$21,597
Less: Share-based compensation	(6,914)	(6,627)
Less: Employer tax related to employee stock transactions	(548)	(295)
Non-GAAP research and development	$18,994	$14,675
GAAP research and development as percentage of revenue	28%	32%
Non-GAAP research and development as percentage of revenue	20%	21%

GAAP sales and marketing	$47,301	$36,172
Less: Share-based compensation	(5,633)	(5,439)
Less: Employer tax related to employee stock transactions	(367)	(227)
Less: Amortization of purchased intangibles	(102)	(102)
Non-GAAP sales and marketing	$41,199	$30,404
GAAP sales and marketing as percentage of revenue	51%	53%
Non-GAAP sales and marketing as percentage of revenue	44%	44%

GAAP general and administrative	$18,317	$15,861
Less: Share-based compensation	(4,562)	(3,996)
Less: Employer tax related to employee stock transactions	(270)	(195)
Non-GAAP general and administrative	$13,485	$11,670
GAAP general and administrative as percentage of revenue	20%	23%
Non-GAAP general and administrative as percentage of revenue	14%	17%

Reconciliation of operating loss and operating margin
GAAP operating loss	$(27,174)	$(26,687)
Plus: Share-based compensation	19,213	17,695
Plus: Employer tax related to employee stock transactions	1,354	807
Plus: Amortization of purchased intangibles	932	933
Plus: Amortization of share-based compensation capitalized in internal-use software	430	458
Non-GAAP operating loss	$(5,245)	$(6,794)
GAAP operating margin	(29)%	(39)%
Non-GAAP adjustments	23%	29%
Non-GAAP operating margin	(6)%	(10)%

	Three Months Ended March 31,
	2017	2016
Reconciliation of net loss
GAAP net loss	$(26,994)	$(27,171)
Plus: Share-based compensation	19,213	17,695
Plus: Employer tax related to employee stock transactions	1,354	807
Plus: Amortization of purchased intangibles	932	933
Plus: Amortization of share-based compensation capitalized in internal-use software	430	458
Non-GAAP net loss	$(5,065)	$(7,278)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.28)	$(0.30)
Non-GAAP adjustments to net loss	0.23	0.22
Non-GAAP net loss per share, basic and diluted	$(0.05)	$(0.08)

Weighted-average shares used to compute net loss per share, basic and diluted	97,475	90,519

Computation of free cash flow
Net cash provided by operating activities	$7,149	$4,589
Less: purchases of property and equipment	(4,791)	(3,249)
Less: internal-use software development costs	(1,852)	(1,351)
Free cash flow	$506	$(11)

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding Zendesk’s results, the following non-GAAP financial measures were disclosed: non-GAAP gross profit and gross margin, non-GAAP operating expenses, non-GAAP operating loss and operating margin, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and free cash flow.

Specifically, Zendesk excludes the following from its historical and prospective non-GAAP financial measures, as applicable:

Share-based Compensation and Amortization of Share-based Compensation Capitalized in Internal-use Software: Zendesk utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Employer Tax Related to Employee Stock Transactions: Zendesk views the amount of employer taxes related to its employee stock transactions as an expense that is dependent on its stock price, employee exercise and other award disposition activity, and other factors that are beyond Zendesk’s control. As a result, employer taxes related to its employee stock transactions vary for reasons that are generally unrelated to financial and operational performance in any particular period.

Amortization of Purchased Intangibles: Zendesk views amortization of purchased intangible assets, including the amortization of the cost associated with an acquired entity’s developed technology, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

Acquisition-Related Expenses: Zendesk views acquisition-related expenses, such as transaction costs, integration costs, restructuring costs, and acquisition-related retention payments, as events that are not necessarily reflective of operational performance during a period. In particular, Zendesk believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Zendesk provides disclosures regarding its free cash flow, which is defined as net cash from operating activities, less purchases of property and equipment and internal-use software development costs. Zendesk uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Zendesk believes that information regarding free cash flow provides investors with an important perspective on the cash available to fund ongoing operations.

Zendesk’s disclosures regarding its expectations for its non-GAAP operating margin include adjustments to its expectations for its GAAP operating margin that exclude the expected share-based compensation and related expenses and amortization of purchased intangibles excluded from its expectations for non-GAAP operating loss as compared to its expectation for GAAP operating loss for the same period.

Zendesk’s disclosures regarding its expectations for its non-GAAP gross margin include adjustments to its expectations for its GAAP gross margin that exclude share-based compensation and related expenses in Zendesk’s cost of revenue and amortization of purchased intangibles related to developed technology. The share-based compensation and related expenses excluded due to such adjustments are primarily comprised of the share-based compensation and related expenses for employees associated with Zendesk’s platform infrastructure, product support, and professional service organizations.

Zendesk does not provide a reconciliation of its non-GAAP gross margin guidance to GAAP gross margin for future periods because Zendesk does not provide guidance on the reconciling items between GAAP gross margin and non-GAAP gross margin, as a result of the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on Zendesk’s non-GAAP gross margin and, accordingly, a reconciliation of GAAP gross margin to non-GAAP gross margin guidance for the period is not available without unreasonable effort.

Zendesk uses non-GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Zendesk's management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Zendesk presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Zendesk's operating results. Zendesk believes these non-GAAP financial measures are useful because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making. This allows investors and others to better understand and evaluate Zendesk’s operating results and future prospects in the same manner as management.

Zendesk's management believes it is useful for itself and investors to review, as applicable, both GAAP information that may include items such as share-based compensation and related expenses, amortization of purchased intangibles, and transaction costs related to acquisitions, and the non-GAAP measures that exclude such information in order to assess the performance of Zendesk's business and for planning and forecasting in subsequent periods. When Zendesk uses such a non-GAAP financial measure with respect to historical periods, it provides a reconciliation of the non-GAAP financial measure to the most closely comparable GAAP financial measure. When Zendesk uses such a non-GAAP financial measure in a forward-looking manner for future periods, and a reconciliation is not determinable without unreasonable effort, Zendesk provides the reconciling information that is determinable without unreasonable effort and identifies the information that would need to be added or subtracted from the non-GAAP measure to arrive at the most directly comparable GAAP measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed above.

About Operating Metrics

Zendesk reviews a number of operating metrics to evaluate its business, measure performance, identify trends, formulate business plans, and make strategic decisions. These include the number of paid customer accounts on Zendesk Support, Zendesk Chat, and its other products, dollar-based net expansion rate, monthly recurring revenue represented by its churned customers, and the percentage of its monthly recurring revenue from Support originating from customers with more than 100 agents on Support.

Zendesk defines the number of paid customer accounts at the end of any particular period as the sum of (i) the number of accounts on Support, exclusive of its legacy Starter plan, free trials or other free services, (ii) the number of accounts using Chat, exclusive of free trials or other free services, and (iii) the number of accounts on all of its other products, exclusive of free trials and other free services, each as of the end of the period and as identified by a unique account identifier. Use of Support, Chat, and Zendesk’s other products requires separate subscriptions and each of these accounts are treated as a separate paid customer account. Existing customers may also expand their utilization of Zendesk’s products by adding new accounts and a single consolidated organization or customer may have multiple accounts across each of Zendesk’s products to service separate subsidiaries, divisions, or work processes. Each of these accounts is also treated as a separate paid customer account.

Zendesk’s dollar-based net expansion rate provides a measurement of its ability to increase revenue across its existing customer base through expansion of authorized agents associated with a paid customer account, upgrades in subscription plans, and the purchase of additional products as offset by churn, contraction in authorized agents associated with a paid customer account, and downgrades in subscription plans. Zendesk’s dollar-based net expansion rate is based upon monthly recurring revenue for a set of paid customer accounts on its products. Monthly recurring revenue for a paid customer account is a legal and contractual determination made by assessing the contractual terms of each paid customer account, as of the date of determination, as to the revenue Zendesk expects to generate in the next monthly period for that paid customer account, assuming no changes to the subscription and without taking into account any one-time discounts or any platform usage above the subscription base, if any, that may be applicable to such subscription. Monthly recurring revenue is not determined by reference to historical revenue, deferred revenue, or any other United States generally accepted accounting principles, or GAAP, financial measure over any period. It is forward-looking and contractually derived as of the date of determination.

Zendesk calculates its dollar-based net expansion rate by dividing the retained revenue net of contraction and churn by Zendesk’s base revenue. Zendesk defines its base revenue as the aggregate monthly recurring revenue across its products for customers with paid customer accounts on Support or Chat as of the date one year prior to the date of calculation. Zendesk defines the retained revenue net of contraction and churn as the aggregate monthly recurring revenue across its products for the same customer base included in the measure of base revenue at the end of the annual period being measured. The dollar-based net expansion rate is also adjusted to eliminate the effect of certain activities that Zendesk identifies involving the transfer of agents between paid customer accounts, consolidation of customer accounts, or the split of a single paid customer account into multiple paid customer accounts. In addition, the dollar-based net expansion rate is adjusted to include paid customer accounts in the customer base used to determine retained revenue net of contraction and churn that share common corporate information with customers in the customer base that are used to determine the base revenue. Giving effect to this consolidation results in Zendesk’s dollar-based net expansion rate being calculated across approximately 84,700 customers, as compared to the approximately 101,800 total paid customer accounts as of March 31, 2017.

To the extent that Zendesk can determine that the underlying customers do not share common corporate information, Zendesk does not aggregate paid customer accounts associated with reseller and other similar channel arrangements for the purposes of determining its dollar-based net expansion rate. While not material, Zendesk believes the failure to account for these activities would otherwise skew the dollar-based net expansion metrics associated with customers that maintain multiple paid customer accounts across its products and paid customer accounts associated with reseller and other similar channel arrangements.

Zendesk does not currently incorporate operating metrics associated with its analytics product into its measurement of dollar-based net expansion rate.

For a more detailed description of how Zendesk calculates its dollar-based net expansion rate, please refer to Zendesk’s periodic reports filed with the Securities and Exchange Commission.

Zendesk calculates its monthly recurring revenue represented by its churned customers on an annualized basis by dividing base revenue associated with paid customer accounts on Support that churn, either by termination of the subscription or failure to renew, during the annual period being measured, by Zendesk’s base revenue. Zendesk’s monthly recurring revenue represented by its churned customers excludes expansion or contraction associated with paid customer accounts on Support and the effect of upgrades or downgrades in subscription plan. The monthly recurring revenue represented by its churned customers is adjusted to exclude paid customer accounts that churned from the customer base used that share common corporate information with customer accounts that did not churn from the customer base during the annual period being measured. While not material, Zendesk believes the failure to make this adjustment could otherwise skew the monthly recurring revenue represented by its churned customers as a result of customers that maintain multiple paid customer accounts on Support.

Zendesk’s percentage of monthly recurring revenue from Support that is generated by customers with 100 or more agents on Support is determined by dividing the monthly recurring revenue from Support for paid customer accounts with more than 100 agents on Support as of the measurement date by the monthly recurring revenue from Support for all paid customer accounts on Support as of the measurement date. Zendesk determines the customers with 100 or more agents on Support as of the measurement date based on the number of activated agents on Support at the measurement date and includes adjustments to aggregate paid customer accounts that share common corporate information.

Zendesk determines the annualized value of a contract by annualizing the monthly recurring revenue for such contract.

Zendesk does not currently incorporate operating metrics associated with products other than Support into its measurement of monthly recurring revenue represented by its churned customers or the percentage of monthly recurring revenue from Support that is generated by customers with 100 or more agents on Support.

Source: Zendesk, Inc.

Contact:
Zendesk, Inc.
Investor Contact:
Marc Cabi, +1 415-852-3877
ir@zendesk.com

or

Media Contact:
Natalia Wodecki, +1 415-694-9413
press@zendesk.com